Exhibit 99.1

FLIR Systems Announces Preliminary Expected Revenue Results for Second Quarter 2020

ARLINGTON, Va. – July 15, 2020 – FLIR Systems, Inc. (NASDAQ: FLIR) (“FLIR” or the “Company”), a world leader in the design, manufacture, and marketing of intelligent sensing technologies, today announced its preliminary expected revenue results for the second quarter 2020.

Based on preliminary financial information, FLIR expects revenue for the second quarter 2020 to be approximately $480 million. The preliminary revenue estimate reflects increased demand for thermal cameras used in Elevated Skin Temperature or EST screening in light of COVID-19 and increased volumes for unmanned systems, partially offset by reduced demand in commercial end markets such as maritime and security products as well as delays associated with certain international orders.

The Company will provide a press release with final second quarter 2020 results before market open on August 6, 2020.

About FLIR Systems, Inc.

Founded in 1978, FLIR Systems is a world-leading industrial technology company focused on intelligent sensing solutions for defense, industrial, and commercial applications. FLIR Systems’ vision is to be “The World’s Sixth Sense,” creating technologies to help professionals make more informed decisions that save lives and livelihoods. For more information, please visit www.flir.com and follow @flir.

Preliminary Financial Information

The preliminary revenue estimate presented above is the responsibility of management and has been prepared in good faith on a consistent basis with prior periods. These preliminary estimates are based solely upon information available to management as of the date of this press release. However, the Company has not completed its financial closing procedures for the three months ended June 30, 2020, and its actual results could vary materially from this preliminary revenue estimate. In addition, the Company’s independent registered public accounting firm has not audited or reviewed this information or completed its audit or review procedures for the quarter ended June 30, 2020 and does not express an opinion or any other form of assurance with respect to this preliminary revenue estimate or its achievability. During the course of the preparation of the Company’s consolidated financial statements and related notes as of and for the three months ended June 30, 2020, the Company and its auditors may identify items that would require the Company to make material adjustments to the preliminary estimates presented above. As a result, investors should exercise caution in relying on this information and should not draw any inferences from this information regarding financial or operating data not provided. This preliminary revenue estimate should not be viewed as a substitute for full financial statements prepared in accordance with GAAP. In addition, this preliminary revenue estimate is not necessarily indicative of the results to be achieved in any future period. Investors are cautioned not to place undue reliance on such preliminary estimates. Investors should read the Company’s unaudited consolidated financial statements for the three months ended June 30, 2020 once they become available.

Forward-Looking Statements

Statements, estimates or projections in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates,” or similar expressions) should be considered to be forward looking statements. Such statements are based on current expectations, estimates, and projections about FLIR’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the following:

•	risks related to United States government spending decisions and applicable procurement rules and regulations;
•	negative impacts to operating margins due to reductions in sales or changes in product mix;
•	impairments in the value of tangible and intangible assets;
•	unfavorable results of legal proceedings;
•	risks associated with international sales and business activities, including the regulation of the export and sale of our products worldwide and our ability to obtain and maintain necessary export licenses, as well as the imposition of significant tariffs or other trade barriers;
•	risks related to subcontractor and supplier performance and financial viability as well as raw material and component availability and pricing;
•	risks related to currency fluctuations;
•	adverse general economic conditions or volatility in our primary markets;
•	our ability to compete effectively and to respond to technological change;
•	risks related to product defects or errors;
•	our ability to protect our intellectual property and proprietary rights;
•	cybersecurity and other security threats and technology disruptions;
•	our ability to successfully manage acquisitions, investments and divestiture activities and integrate acquired companies;
•	our ability to achieve the intended benefits of our strategic restructuring;
•	our ability to attract and retain key senior management and qualified technical, sales and other personnel;
•	risks to our supply chain, production facilities or other operations, and changes to general, domestic, and foreign economic conditions, due to the COVID-19 pandemic; and
•	other risks discussed from time to time in filings and reports filed with the Securities and Exchange Commission.

COVID-19 may exacerbate one or more of the aforementioned and/or other risks, uncertainties and other factors more fully described in the Company’s reports filed with the SEC. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and FLIR does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release, or for changes made to this document by wire services or internet service providers.

Investor Relations

Lasse Glassen

Addo Investor Relations

Investors@flir.com

(424) 238-6249